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                                                                     EXHIBIT 5.1


                                 June 28, 2000



                                                                   C 03778-00012

(415) 393-8200

Virata Corporation
2933 Bunker Hill Lane
Suite 201
Santa Clara, California 95054

      Re:  Virata Corporation
           Registration Statement on Form S-1
           Registration No. 333-39912

Ladies and Gentlemen:

     We have acted as counsel for Virata Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), pursuant to the above-referenced Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Company proposes to issue and sell the Common Stock to a group of underwriters (the "Underwriters") represented by Credit Suisse First Boston Corporation, UBS Warburg LLC, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC for offering to the public.

     On the basis of such investigation as we have deemed necessary, we are of the opinion that (i) the Common Stock has been duly authorized and (ii) when issued and sold pursuant to the Registration Statement and in accordance with the terms of the underwriting agreement between the Company and the Underwriters, substantially in the form filed as an exhibit to the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Therefore, this opinion
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Virata Corporation
June 28, 2000
Page 2


is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           /s/ GIBSON, DUNN & CRUTCHER LLP

                                           GIBSON, DUNN & CRUTCHER LLP